EXHIBIT 99.1

PERRIGO REPORTS SECOND QUARTER 2021 FINANCIAL RESULTS FROM CONTINUING OPERATIONS

Fiscal 2021 Net Sales Guidance Reaffirmed

Adjusted EPS Now Expected Towards the Lower End of the Guidance Range due to Lower Sales Volumes and Higher Input Costs

U.S. and E.U. Consumer Self-Care Take Away Rebounded Sharply in the Quarter

Divestiture of RX Business for $1.55 Billion Completed on July 6, 2021, Providing Significant Cash for Driving Business Growth

Maximum Amount of Income Tax in Irish Revenue Dispute Believed to be Less Than €1 billion, Down from €1.6 billion

Dublin, Ireland - August 11, 2021 - Perrigo Company plc (NYSE; TASE: PRGO), a leading global provider of Consumer Self-Care Products, today announced financial results from continuing operations for the second quarter of fiscal year 2021 ended July 3, 2021. The Consumer Self-Care Americas ("CSCA") segment, the Consumer Self-Care International ("CSCI") segment and Corporate are included in results from continuing operations. Financial results from the generic RX pharmaceuticals business are reported as discontinued operations. All comparisons are against the prior year fiscal second quarter, unless otherwise noted.

President and CEO, Murray S. Kessler commented, "Self-care has never been more important and with our portfolio reconfiguration completed and the investments made in technology, capabilities, talent and manufacturing capacity, as a pure-play consumer company Perrigo is in a great position to capitalize on this trend."

Kessler continued, "I am proud of how the Perrigo team continues to adjust during these challenging times, which have significantly impacted sales mix, channel dynamics and input costs. As a result, Perrigo net sales increased on most of our businesses, with the exception of OTC in the U.S., which was negatively impacted by year-over-year customer inventory reductions and a historically weak cough/cold season. Most importantly, consumer take away rebounded sharply in Q2 on all businesses including cough/cold, according to IRI MULO, which bodes well for the second half. The decline in earnings this quarter was the result of these factors, the reinstatement of brand building support to pre-COVID-19 levels and higher input costs."

Kessler further noted, "We are reaffirming our fiscal 2021 net sales guidance based on the strong rebound in consumer take away. Current consumer trends, along with an expected increase in cough/cold illnesses and the benefit of new products, are expected to result in higher volumes and accelerating growth, which will be compared to a weak year ago second half. However, we now expect adjusted EPS towards the lower end of our guidance range as productivity improvements and Project Momentum cost savings are only expected to partially offset higher input costs, which we now see continuing into early next year. For the first time in a number of years, price increases will also play a role in mitigating inflationary headwinds.”

Kessler concluded, “Unless markets begin to shut down again due to a surge in COVID-19, we believe most of the volatility created by the pandemic is behind us. Perrigo is moving forward in a strong position with significant resources to drive returns for shareholders through base business growth, disciplined M&A and reducing uncertainty.”

Refer to Tables I - IV at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Condensed Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows.

Second Quarter 2021 Financial Highlights From Continuing Operations

•Perrigo second quarter net sales were $981 million, an increase of 3.4%, due primarily to growth in most businesses and favorable currency movements, partially offset by year-over-year customer inventory reductions and a historically weak cough/cold season. Organic(1) net sales growth was 0.5%, including a negative 2.3 percentage point impact from lower cough/cold-related net sales.

•CSCI second quarter net sales of $359 million were 11.7% higher versus the prior year quarter, with strong organic growth of 4.3%; CSCA second quarter net sales of $622 million were 0.9% lower compared to the prior year quarter, with organic sales down 1.4%.

•Reported diluted loss per share ("EPS") for the second quarter of 2021 was $0.84 per diluted share, due primarily to $1.17 per diluted share in impairment charges related to the announced sale of the Latin American business, as compared to EPS of $0.09 per diluted share in the prior year quarter.

•Adjusted diluted EPS, which among other adjustments, excludes certain costs required to operate the RX business(2) prior to the sale closing on July 6, 2021, for the second quarter of 2021 decreased 15.3% to $0.50 per diluted share as compared to $0.59 per diluted share in the prior year quarter due primarily to reinstatement of brand and marketing investments.

First Half 2021 Financial Highlights From Continuing Operations

•Perrigo first half net sales were $2.0 billion, a decrease of 2.0%, which included a benefit from the pandemic-related pantry load benefit in the prior year period and a negative 4.4 percentage point impact from lower cough/cold-related net sales this year due to the historically weak cough/cold season.
.

•On a two-year CAGR basis, Perrigo net sales grew 4.0%, while organic growth declined 0.1%, including a negative 2.5 percentage point impact from lower cough/cold-related net sales in the first half of 2021.

•CSCA first half net sales of $1.3 billion were down 4.9% compared to the prior year period, with organic sales down 6.9%, of which 3.9 percentage points came from the negative impact of lower cough/cold-related net sales; CSCI first half net sales of $728 million were 3.5% higher versus the prior year period, with organic growth down 3.0%, of which 5.5 percentage points came from the negative impact of lower cough/cold-related net sales.

•On a two-year CAGR basis, CSCA first half net sales grew 4.2%, while organic growth was flat, as lower cough/cold-related net sales had a negative 2.5 percentage point impact. On a two-year CAGR basis, CSCI first half net sales grew 3.6%, while organic growth declined 0.4%, as lower cough/cold-related net sales also had a negative 2.5 percentage point impact.

•Reported diluted loss per share ("EPS") for the first half of 2021 was $0.82 per diluted share as compared to EPS of $0.51 in the prior year period, due primarily to $1.17 per diluted share in impairment charges related to the announced sale of the Latin American business.

•Adjusted diluted EPS for the first half of 2021 decreased 20.6% to $1.00 per diluted share as compared to $1.26 per diluted share in the prior year period. The current period was negatively impacted by an estimated $0.18 per diluted share from lower cough/cold-related net sales while the prior year period benefited from the pandemic-related pantry load.

(1) See attached Appendix for details. Organic net sales growth excludes the effects of acquisitions and divestitures and the impact of currency.

(2) In addition to other non-GAAP adjustments as described in the attached appendix, adjusted profit measures, including adjusted EPS and adjusted operating income, exclude from both periods certain costs, which are reported in GAAP continuing operations but were previously allocated to the now divested RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, as described below under “Non-GAAP Adjustments”, we do not believe such operational costs are representative of the future expenses of our continuing operations. See the attached Appendix for additional details.

Second Quarter 2021 Perrigo Results From Continuing Operations

Perrigo net sales for the second quarter were $981 million, an increase of $32 million or 3.4%, including positive impacts of 0.8 percentage points and 3.7 percentage points from acquisitions and favorable currency movements, respectively, partially offset by a negative impact of 1.5 percentage points from divestitures. Organic net sales increased 0.5%, including a negative 2.3 percentage points impact from lower cough/cold-related net sales.

Net sales in the quarter were driven by 1) organic growth of $4 million, which included $21 million from lower cough/cold-related net sales due to the historically weak cough/cold season, 2) $7 million from the acquisition of Eastern European dermatology brands, and 3) $35 million in net favorable currency movements. These gains were partially offset by 1) the lowering of inventories at U.S. retail customers, impacting CSCA's OTC business, and 2) a reduction of $14 million from divested businesses.

Second quarter reported operating loss was $126 million in 2021 compared to reported operating income of $63 million in 2020. Adjusted operating income was $118 million in 2021 and $132 million in 2020, a decrease of $14 million or 10.7%. This decrease was due primarily to 1) higher operating expenses due primarily to the reinstatement of brand and marketing investments to pre-COVID-19 levels, 2) lower volumes and unfavorable plant overhead absorption in CSCA's OTC business due to lower cough/cold-related net sales and the lowering of inventories at U.S. retail customers, 3) higher input costs, including freight and commodities, and 4) divestitures. These factors were partially offset by 1) improved base business performance, outside of cough/cold, 2) lower corporate expenses due partially to Project Momentum savings, and 3) procurement actions and price increases initiated during the quarter.

Reported net loss was $112 million, or $0.84 per diluted share, compared to net income of $12 million, or $0.09 per diluted share in the prior year period. Excluding certain charges as outlined in Table I, second quarter 2021 adjusted net income was $68 million, or $0.50 per diluted share, compared to $82 million, or $0.59 per diluted share, last year due to the factors described above and a negative $0.04 per diluted share impact from a higher tax rate.

Second Quarter 2021 Business Segment Results From Continuing Operations

Consumer Self-Care Americas Segment

CSCA second quarter net sales of $622 million were 0.9%, or $5 million, lower than the prior year period, including a 0.6 percentage point benefit from favorable currency movements. Organic net sales decreased 1.4%, including a negative 2.7 percentage point impact from lower cough/cold-related net sales.

OTC net sales in the quarter were driven by 1) total OTC market growth, led by a rebound in in-store foot traffic, 2) new product sales, including the store brand version of diclofenac, which more than offset purposeful discontinued product sales, and 3) growth in the Skin & Personal Hygiene category, due primarily to higher demand for the minoxidil franchise. More than offsetting these drivers were 1) lower cough/cold-related net sales due to the historically weak cough/cold season, which impacted the Upper Respiratory and Pain and Sleep Aids categories, and 2) the lowering of inventories at U.S. retail customers.

High-teens percentage net sales growth in the Oral Self-Care category was driven by a rebound in in-store consumer demand for both the Company's branded and store brand products compared to the prior year period, which was impacted by the pandemic.

In the Nutrition category, low double-digit percentage net sales growth was driven by new products, greater consumer demand for oral electrolyte solutions and the success of third-party infant formula contract manufacturing partners. These factors were partially offset by the pandemic-related pantry load benefit in the prior year quarter.

Reported operating loss for CSCA was $72 million, due primarily to $159 million in impairment charges related to the announced sale of the Latin American business. Adjusted operating income decreased $17 million to $107 million due primarily to 1) lower volumes in OTC leading to unfavorable plant overhead absorption, 2) higher operating expenses, including brand and marketing investments and distribution costs, and 3) higher input and freight costs. These factors were partially offset by procurement actions and price increases initiated during the quarter.

Consumer Self-Care International Segment

CSCI net sales of $359 million increased $38 million, or 11.7%, including a positive impact of 9.9 percentage points from favorable currency movements, a positive 2.3 percentage point impact from acquisitions and a negative 4.8 percentage point impact from divestitures. Organic net sales grew 4.3%, including a negative 1.3 percentage point impact from lower cough/cold-related net sales.

Net sales in the quarter were driven by 1) incremental new product sales from brands, including XLS Medical Forte 5 sticks in the Healthy Lifestyle category, the introduction of the Probify probiotics brand in the Vitamins, Minerals & Supplements (VMS) category and the launch of Plackers® into new markets in the Oral Self-Care category, 2) the acquisition of three Eastern European OTC Dermatology Brands, 3) higher net sales in the U.K. store brand business, and 4) $32 million in favorable currency movements. These drivers were partially offset by 1) lower cough/cold-related net sales due to the historically weak cough/cold season, which impacted the Upper Respiratory category, 2) lower demand for anti-parasite products within the Skincare & Personal

Hygiene category due primarily to a slow start to the mosquito summer season, and 3) divested businesses of $14 million.

Reported operating income was $1 million. Adjusted operating income decreased $3 million to $47 million as procurement actions, favorable currency movements and positive pricing were more than offset by the reinstatement of brand and marketing investments to pre-COVID-19 levels and divested businesses.

Completed Divestiture of Generic Prescription Pharmaceuticals Business (Rx)

On July 6, 2021, Perrigo announced that it completed the sale of its RX Pharmaceuticals business to Altaris Capital Partners, LLC for $1.55 billion, establishing Perrigo as a leading pure-play global consumer self-care company.

Irish Revenue Notice of Amended Assessment (“NoA”)

On July 9, 2021, Irish Revenue issued a letter acknowledging that not all relevant facts were known to them when they issued the NoA in 2018 and that, accordingly, they would not object if the Appeal Commissioner were to make certain adjustments reducing Irish Revenue’s original assessment. Such adjustments would reflect contingent royalty payments that were never received by Elan Pharma, deductions for acquisition and development costs incurred, and allowable losses and reliefs, and would, if allowed, result in an aggregate reduction of more than €660.0 million from the income taxes claimed in the NoA as issued. The reduced claim is not a settlement proposal or compromise by Irish Revenue, but rather a confirmation that Irish Revenue would not object to certain adjustments to the underlying assessment given facts now known to Irish Revenue that were not known to Irish Revenue when they issued the NoA in 2018. Accordingly, Perrigo believes that the maximum amount of income tax claims in dispute is now reduced to less than €1.0 billion, not including any interest or penalties, if applicable. There can be no assurances that any settlement is possible on terms acceptable to the Company. Unless and until a final settlement is reached, the Company will vigorously pursue its tax appeal concurrently with any settlement discussions that may occur.

Fiscal 2021 Outlook From Continuing Operations

The Company reaffirmed its fiscal 2021 organic net sales growth outlook of 3% and now expects adjusted diluted EPS towards the lower end of its adjusted diluted EPS range of $2.50 to $2.70.

The Company cannot reconcile its expected adjusted diluted earnings per share to diluted earnings per share under "Fiscal 2021 Outlook" without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time.

About Perrigo

Perrigo Company plc (NYSE; TASE: PRGO) is a leading provider of Quality, Affordable Self-Care Products and over-the-counter (OTC) health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. Led by its consumer self-care strategy, Perrigo is the largest store brand OTC player in the U.S. in the categories in which it competes through more than 9,000 SKUs under customer ‘own brand’ labels. Additionally, Perrigo is a Top 10 OTC company by revenue in Europe, where it markets more than 200 branded OTC products throughout 28 countries. Visit Perrigo online at www.perrigo.com.

Webcast and Conference Call Information

The conference call will be available live on Wednesday, August 11, 2021, at 8:00 A.M. (EDT) via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 888-317-6003, International 412-317-6061, and reference ID # 5573644. A taped replay of the call will be available beginning at approximately 12:00 P.M. (EDT) Wednesday, August 11, until midnight Wednesday, August 18, 2021. To listen to the replay, dial 877-344-7529, International 412-317-0088, and use access code 10158927.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: the effect of the novel coronavirus (COVID-19) pandemic and the associated economic downturn and supply chain impacts on the Company’s business; the timing, amount and cost of any share repurchases; future impairment charges; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; resolution of uncertain tax positions, including the Company’s appeal of the Notice of Assessment ( “NoA”) issued by the Irish Office of the Revenue Commissioner and the draft and final Notices of Proposed Assessment (“NOPAs”) issued by the U.S. Internal Revenue Service and the impact that an adverse result in any such proceedings would have on operating results, cash flows, and liquidity; pending and potential third-party claims and litigation, including litigation relating to alleged price-fixing in the generic pharmaceutical industry, alleged class action and individual securities law claims, and alleged product liability claims and litigation relating to uncertain tax positions, including the NoA and the NOPAs; developments relating to ongoing or future settlement discussions relating to any such claims or litigation; potential impacts of ongoing or future government investigations and regulatory initiatives; potential costs and reputational impact of product recalls or sales halts; the impact of tax reform legislation and healthcare policy; general economic, credit, and market conditions; fluctuations in currency exchange rates and interest rates; the success of the Rx business sale, including the ability to achieve the expected benefits thereof, the risk that potential costs or liabilities incurred or retained in connection with the transaction may exceed the Company’s estimates or adversely affect the Company’s business or operations; the consummation and success of other announced acquisitions or dispositions, and the Company’s ability to realize the desired benefits thereof; our ability to remain in compliance with its debt covenants, and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and strategic and other initiatives. An adverse result with respect to our appeal of any material outstanding tax assessments or pending litigation, including securities or drug pricing matters, could ultimately require the use of corporate assets to pay such assessments, damages from third-party claims, and related interest and/or penalties, and any such use of corporate assets would limit the assets available for other corporate purposes. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2020 and in any subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations to the most directly comparable U.S. GAAP measures for the following non-GAAP financial measures referred to in this press release:

•net sales growth on an organic basis, which excludes acquisitions, including the 2019 acquisition of Ranir, the acquisition of Eastern European OTC Dermatology brands, divested businesses, which includes the divested Rosemont Rx liquids business, and the impact of currency,
•adjusted gross profit,
•adjusted net income,
•adjusted diluted earnings per share,
•adjusted gross margin, and
•adjusted operating margin.

These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and, where applicable, with companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The intangible asset amortization excluded from these non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements and is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted net income, adjusted diluted EPS, adjusted gross margin and adjusted operating margin are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. As noted, for the periods presented in 2020 and 2021, these adjusted profit measures exclude certain stranded costs, such as those related to corporate and shared service functions related to the RX business. Under GAAP, these stranded costs are reported within continuing operations in Corporate (which is included in Worldwide Consumer), but were previously allocated to the RX business. We exclude these costs from all adjusted profit measures, as we do not believe they are representative of the future run-rate of expenses of our continuing operations. The Company also discloses net sales growth excluding exited businesses, as well as on a constant currency basis and on an organic basis. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past, present and future underlying operating results, and also facilitate analysis of the Company’s operating performance and acquisition and divestiture trends.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Perrigo Investor Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications; (269) 686-3373; e-mail: bradley.joseph@perrigo.com

Nicholas Gallagher, Manager, Global Investor Relations & Corporate Communications; (269) 686-3238, E-mail: nicholas.gallagher@perrigo.com

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net sales	$981.1	$948.8	$1,991.1	$2,032.0
Cost of sales	632.1	601.6	1,273.7	1,291.1
Gross profit	349.0	347.2	717.4	740.9

Operating expenses
Distribution	24.1	19.8	45.8	40.0
Research and development	33.0	30.4	64.1	58.3
Selling	139.8	119.3	275.2	258.9
Administration	110.4	114.3	237.6	233.9
Impairment charges	158.6	—	158.6	—
Restructuring	9.0	0.7	10.7	0.7
Total operating expenses	474.9	284.5	792.0	591.8

Operating income (loss)	(125.9)	62.7	(74.6)	149.1

Change in financial assets	—	(2.1)	—	(3.7)
Interest expense, net	31.6	32.2	63.6	61.1
Other (income) expense, net	(0.4)	17.1	1.9	18.8
Income (loss) from continuing operations before income taxes	(157.1)	15.5	(140.1)	72.9
Income tax expense (benefit)	(45.2)	3.1	(31.0)	2.8
Income (loss) from continuing operations	(111.9)	12.4	(109.1)	70.1
Income from discontinued operations, net of tax	54.2	48.2	89.5	96.9
Net income (loss)	$(57.7)	$60.6	$(19.6)	$167.0

Earnings (loss) per share
Basic
Continuing operations	$(0.84)	$0.09	$(0.82)	$0.52
Discontinued operations	0.41	0.35	0.67	0.71
Basic earnings per share	$(0.43)	$0.44	$(0.15)	$1.23
Diluted
Continuing operations	$(0.84)	$0.09	$(0.82)	$0.51
Discontinued operations	0.41	0.35	0.67	0.71
Diluted earnings per share	$(0.43)	$0.44	$(0.15)	$1.22

Weighted-average shares outstanding
Basic	133.6	136.4	133.4	136.3
Diluted	133.6	137.5	133.4	137.3

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	July 3, 2021	December 31, 2020
Assets
Cash and cash equivalents	$317.5	$631.5
Accounts receivable, net of allowance for credit losses of $7.7 and $6.5, respectively	620.2	593.5
Inventories	1,115.9	1,059.4
Prepaid expenses and other current assets	277.3	182.2
Current assets held for sale	2,089.3	666.9
Total current assets	4,420.2	3,133.5
Property, plant and equipment, net	833.8	864.6
Operating lease assets	171.3	154.7
Goodwill and indefinite-lived intangible assets	3,063.1	3,102.7
Definite-lived intangible assets, net	2,313.8	2,481.5
Deferred income taxes	49.0	40.6
Non-current assets held for sale	—	1,364.0
Other non-current assets	379.1	346.8
Total non-current assets	6,810.1	8,354.9
Total assets	$11,230.3	$11,488.4
Liabilities and Shareholders’ Equity
Accounts payable	$402.4	$451.6
Payroll and related taxes	106.2	152.9
Accrued customer programs	132.6	128.5
Other accrued liabilities	235.5	183.1
Accrued income taxes	9.4	9.0
Current indebtedness	630.1	37.3
Current liabilities held for sale	468.3	419.6
Total current liabilities	1,984.5	1,382.0
Long-term debt, less current portion	2,925.8	3,527.6
Deferred income taxes	254.9	276.2
Non-current liabilities held for sale	—	108.3
Other non-current liabilities	554.0	539.2
Total non-current liabilities	3,734.7	4,451.3
Total liabilities	5,719.2	5,833.3
Commitments and contingencies - Refer to Note 16
Shareholders’ equity
Controlling interests:
Preferred shares, $0.0001 par value per share, 10 shares authorized	—	—
Ordinary shares, €0.001 par value per share, 10,000 shares authorized	7,081.7	7,118.2
Accumulated other comprehensive income	307.1	395.0
Retained earnings (accumulated deficit)	(1,877.7)	(1,858.1)
Total shareholders’ equity	5,511.1	5,655.1
Total liabilities and shareholders' equity	$11,230.3	$11,488.4

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—
Ordinary shares, issued and outstanding	133.6	133.1

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended
	July 3, 2021	June 27, 2020
Cash Flows From (For) Operating Activities
Net income (loss)	$(19.6)	$167.0
Adjustments to derive cash flows:
Depreciation and amortization	165.3	187.8
Loss (Gain) on sale of business	—	17.4
Share-based compensation	39.1	29.7
Impairment charges	158.6	—
Change in financial assets	—	(3.7)
Restructuring charges	10.7	1.1
Deferred income taxes	(25.4)	11.7
Amortization of debt premium	(1.4)	(1.3)
Other non-cash adjustments, net	18.8	(11.5)
Subtotal	346.1	398.2
Increase (decrease) in cash due to:
Accounts receivable	(108.2)	227.9
Inventories	(106.0)	(38.6)
Prepaid expenses	1.8	(32.4)
Accounts payable	(22.5)	(21.6)
Payroll and related taxes	(61.1)	(20.4)
Accrued customer programs	4.3	(31.9)
Accrued liabilities	(32.1)	(7.9)
Accrued income taxes	(135.6)	(12.8)
Other, net	31.2	2.2
Subtotal	(428.2)	64.5
Net cash from (for) operating activities	(82.1)	462.7
Cash Flows From (For) Investing Activities
Proceeds from royalty rights	1.9	2.4
Purchase of equity method investment	—	(15.0)
Acquisitions of businesses, net of cash acquired	—	(106.0)
Asset acquisitions	(70.6)	(32.8)
Additions to property, plant and equipment	(68.4)	(60.1)
Net proceeds from sale of business	—	187.8
Other investing, net	1.3	2.0
Net cash from (for) investing activities	(135.8)	(21.7)
Cash Flows From (For) Financing Activities
Issuances of long-term debt	—	743.8
Borrowings (repayments) of revolving credit agreements and other financing, net	(5.8)	1.6
Deferred financing fees	—	(5.0)
Cash dividends	(65.1)	(61.9)
Other financing, net	(13.5)	(11.7)
Net cash from (for) financing activities	(84.4)	666.8
Effect of exchange rate changes on cash and cash equivalents	(3.2)	(5.8)
Net increase (decrease) in cash and cash equivalents	(305.5)	1,102.0
Cash and cash equivalents of continuing operations, beginning of period	631.5	344.5
Cash and cash equivalents held for sale, beginning of period	10.0	9.8
Less cash and cash equivalents held for sale, end of period	(18.5)	(18.7)
Cash and cash equivalents of continuing operations, end of period	$317.5	$1,437.6

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended July 3, 2021
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income (Loss)	Interest and Other	Income Tax Expense (Benefit)	Income (loss) from continuing operations*	Diluted Earnings (Loss) per Share*
Reported	$981.1	$349.0	$33.0	$274.3	$167.6	$(125.9)	$31.2	$(45.2)	(111.9)	(0.84)
As a % of reported net sales		35.6%	3.4%	28.0%	17.1%	(12.8)%	3.2%	(4.6)%	(11.4)%
Effective tax rate								28.8%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$23.7	$(0.5)	$(29.6)	$—	$53.8	$(0.5)	$—	$54.3	$0.41
Acquisition and integration-related charges and contingent consideration adjustments	—	1.5	(0.4)	(0.4)	—	2.3	—	—	2.3	0.02
Unusual litigation	—	—	—	(12.8)	—	12.8	—	—	12.8	0.09
Restructuring charges and other termination benefits	—	—	—	—	(9.0)	9.0	—	—	9.0	0.07
Impairment charges	—	—	—	—	(158.6)	158.6	—	—	158.6	1.17
(Gain) Loss on investment securities	—	—	—	—	—	—	(0.9)	—	0.9	0.01
Separation and reorganization expense	—	—	—	(0.3)	—	0.3	—	—	0.3	—
Indirect RX business support costs**	—	2.3	0.3	(4.6)	—	6.6	—	—	6.6	0.05
Non-GAAP tax adjustments***	—	—	—	—	—	—	—	65.4	(65.4)	(0.48)
Adjusted	981.1	$376.5	$32.4	$226.6	$—	$117.5	$29.8	$20.2	$67.5	$0.50
As a % of reported net sales		38.4%	3.3%	23.1%		12.0%	3.0%	2.1%	6.9%
Adjusted effective tax rate								23.0%

			Diluted weighted average shares outstanding
			Reported							133.6
			Effect of dilution as reported amount was a loss, while adjusted amount was income****							1.5
			Adjusted							135.1

*Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
**Includes certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, we do not believe such operational costs are representative of the future expenses of our continuing operations.
***The non-GAAP tax adjustments are primarily due to: (1) $10.7 million of tax expense related to pre-tax non-GAAP adjustments calculated based upon their jurisdictional income tax rates, (2) removal of $61.9 million tax expense related to non-recurring intra-entity transfers of intellectual property, (3) removal of $3.3 million tax expense impact on deferred taxes of the UK rate change and (4) removal of $4.2 million tax expense related to Base Erosion and Anti-Abuse Tax (BEAT) expense.

****In the period of a net loss, reported diluted shares outstanding equal basic shares outstanding.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended June 27, 2020
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income	Interest, Other, and Change in Financial Assets	Income Tax Expense	Income from continuing operations*	Diluted Earnings per Share*
Reported	$948.8	$347.2	$30.4	$253.4	$0.7	$62.7	$47.2	$3.1	$12.4	$0.09
As a % of reported net sales		36.6%	3.2%	26.7%	0.1%	6.6%	5.0%	0.3%	1.3%
Effective tax rate								20.0%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets	$—	$22.6	$(0.2)	$(29.4)	$—	$52.2	$—	$—	$52.2	$0.37
Restructuring charges and other termination benefits	—	—	—	—	(0.7)	0.7	—	—	0.7	0.01
Acquisition and integration-related charges and contingent consideration adjustments	—	1.6	—	(3.3)	—	4.9	—	—	4.9	0.04
Unusual litigation	—	—	—	(4.5)	—	4.5	—	—	4.5	0.03
(Gain) Loss on investment securities	—	—	—	—	—	—	0.4	—	(0.4)	—
(Gain) loss on divestitures	—	—	—	(0.3)	—	0.3	(17.4)	—	17.7	0.13
Change in financial assets	—	—	—	—	—	—	2.1	—	(2.1)	(0.02)
Indirect RX business support costs**	—	1.1	—	(5.2)	—	6.3	—	—	6.3	0.05
Non-GAAP tax adjustments***	—	—	—	—	—	—	—	14.6	(14.6)	(0.11)
Adjusted	$948.8	$372.5	$30.2	$210.7	$—	$131.6	$32.3	$17.7	$81.6	$0.59
As a % of reported net sales		39.3%	3.2%	22.2%		13.9%	3.4%	1.9%	8.6%
Adjusted effective tax rate								17.8%

						Diluted weighted average shares outstanding
						Reported				137.5

*Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
**Includes certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, we do not believe such operational costs are representative of the future expenses of our continuing operations.
***The non-GAAP tax adjustments are primarily due to $14.6 million of additional tax expense related to pre-tax non-GAAP adjustments calculated based upon their applicable jurisdictional income tax rates.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Six Months Ended July 3, 2021
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income (Loss)	Interest and Other	Income Tax Expense (Benefit)	Income (loss) from continuing operations*	Diluted Earnings (Loss) per Share*
Reported	$1,991.1	$717.4	$64.1	$558.6	$169.3	$(74.6)	$65.5	$(31.0)	$(109.1)	$(0.82)
As a % of reported net sales		36.0%	3.2%	28.1%	8.5%	(3.7)%	3.3%	(1.6)%	(5.5)%
Effective tax rate								22.1%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$46.7	$(1.1)	$(61.5)	$—	$109.3	$(1.7)	$—	$111.0	$0.84
Acquisition and integration-related charges and contingent consideration adjustments	—	1.5	(0.4)	(1.2)	—	3.1	—	—	3.1	0.02
Restructuring charges and other termination benefits	—	—	—	—	(10.7)	10.7	—	—	10.7	0.08
(Gain) loss on divestitures	—	—	—	—	—	—	(0.4)	—	0.4	—
Unusual litigation	—	—	—	(16.2)	—	16.2	—	—	16.2	0.12
Separation and reorganization expense	—	—	—	(0.4)	—	0.4	—	—	0.4	—
Impairment charges	—	—	—	—	(158.6)	158.6	—	—	158.6	1.18
(Gain) Loss on investment securities	—	—	—	—	—	—	(0.9)	—	0.9	0.01
Indirect RX business support costs**	—	2.9	0.3	(9.6)	—	12.2	—	—	12.2	0.09
Non-GAAP tax adjustments***	—	—	—	—	—	—	—	70.1	(70.1)	(0.52)
Adjusted	$1,991.1	$768.5	$62.9	$469.7	$—	$235.9	$62.5	$39.1	$134.3	$1.00
As a % of reported net sales		38.6%	3.2%	23.6%		11.8%	3.1%	2.0%	6.7%
Adjusted effective tax rate								22.5%

				Diluted weighted average shares outstanding
				Reported						133.4
			Effect of dilution as reported amount was a loss, while adjusted amount was income****							1.4
				Adjusted						134.8

*Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
**Includes certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, we do not believe such operational costs are representative of the future expenses of our continuing operations.
***The non-GAAP tax adjustments are primarily due to: (1) $27.0 million of tax expense related to pre-tax non-GAAP adjustments calculated based upon their jurisdictional income tax rates, (2) removal of $54.7 million tax expense related to non-recurring intra-entity transfers of intellectual property, (3) removal of $3.3 million tax expense impact on deferred taxes of the UK rate change and (4) removal of $5.3 million tax expense related to Base Erosion and Anti-Abuse Tax (BEAT) expense.

****In the period of a net loss, reported diluted shares outstanding equal basic shares outstanding.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Six Months Ended June 27, 2020
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income	Interest, Other, and Change in Financial Assets	Income Tax Expense	Income from continuing operations*	Diluted Earnings per Share*
Reported	$2,032.0	$740.9	$58.3	$532.8	$0.7	$149.1	$76.2	$2.8	$70.1	$0.51
As a % of reported net sales		36.5%	2.9%	26.2%	—%	7.3%	3.8%	0.1%	3.4%
Effective tax rate								3.8%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets	$—	$44.2	$(0.4)	$(58.3)	$—	$102.9	$0.1	$—	$102.8	$0.73
Acquisition and integration-related charges and contingent consideration adjustments	—	1.6	—	(5.3)	—	6.9	—	—	6.9	0.05
Separation and reorganization expense	—	—	—	(0.7)	—	0.7	—	—	0.7	0.01
Unusual litigation	—	—	—	(9.0)	—	9.0	—	—	9.0	0.07
(Gain) Loss on investment securities	—	—	—	—	—	—	(2.6)	—	2.6	0.02
Restructuring charges and other termination benefits	—	—	—	—	(0.7)	0.7	—	—	0.7	0.01
(Gain) loss on divestitures	—	—	—	(0.3)	—	0.3	(17.4)	—	17.7	0.13
Change in financial assets	—	—	—	—	—	—	3.7	—	(3.7)	(0.03)
Indirect RX business support costs**	—	2.1	(0.2)	(11.0)	—	13.3	—	—	13.3	0.10
Non-GAAP tax adjustments***	—	—	—	—	—	—	—	46.8	(46.8)	(0.34)
Adjusted	$2,032.0	$788.8	$57.7	$448.2	$—	$282.9	$60.0	$49.6	$173.3	$1.26
As a % of reported net sales		38.8%	2.8%	22.1%		13.9%	3.0%	2.4%	8.5%
Adjusted effective tax rate								22.3%

						Diluted weighted average shares outstanding
						Reported				137.3

*Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
**Includes certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, we do not believe such operational costs are representative of the future expenses of our continuing operations.
***The non-GAAP tax adjustments are primarily due to: (1) $30.9 million of additional tax expense related to pre-tax non-GAAP adjustments calculated based upon their applicable jurisdictional income tax rates and (2) removal of $15.8 million tax benefit related to the U.S. CARES Act retroactive adjustments to prior tax years.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	July 3, 2021					June 27, 2020
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income (Loss)	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$622.3	$187.3	$19.8	$77.6	$(72.0)	$627.7	$197.9	$16.7	$76.3	$104.6
As a % of reported net sales		30.1%	3.2%	12.5%	(11.6)%		31.5%	2.7%	12.2%	16.7%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$6.3	$(0.1)	$(6.4)	$12.8	$—	$6.1	$—	$(7.2)	$13.2
Impairment charges	—	—	—	—	158.6	—	—	—	—	—
Restructuring charges and other termination benefits	—	—	—	—	3.3	—	—	—	—	0.3
Acquisition and integration-related charges and contingent consideration adjustments	—	1.5	(0.4)	(0.4)	2.3	—	1.5	—	(3.4)	4.9
Indirect RX business support costs*	—	2.3	0.3	0.1	1.9	—	1.1	—	—	1.1
Adjusted	$622.3	$197.4	$19.6	$70.9	$106.9	$627.7	$206.6	$16.7	$65.7	$124.1
As a % of reported net sales		31.7%	3.1%	11.4%	17.2%		32.9%	2.7%	10.5%	19.8%

*Includes certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, we do not believe such operational costs are representative of the future expenses of our continuing operations.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	July 3, 2021					June 27, 2020
Consumer Self-Care International	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$358.8	$161.7	$13.2	$142.5	$1.3	$321.1	$149.3	$13.7	$124.7	$10.5
As a % of reported net sales		45.1%	3.7%	39.7%	0.4%		46.5%	4.3%	38.8%	3.3%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$17.4	$(0.4)	$(23.1)	$41.0	$—	$16.6	$(0.2)	$(22.3)	$39.1
Restructuring charges and other termination benefits	—	—	—	—	4.6	—	—	—	—	0.4
(Gain) loss on divestitures	—	—	—	—	—	—	—	—	(0.3)	0.3
Acquisition and integration-related charges and contingent consideration adjustments	—	—	—	—	—	—	—	—	0.1	(0.1)
Adjusted	$358.8	$179.1	$12.8	$119.4	$46.9	$321.1	$165.9	$13.5	$102.2	$50.2
As a % of reported net sales		49.9%	3.6%	33.3%	13.1%		51.7%	4.2%	31.8%	15.6%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Six Months Ended					Six Months Ended
	July 3, 2021					June 27, 2020
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$1,262.8	$381.8	$39.5	$156.4	$23.6	$1,328.2	$411.7	$34.6	$150.1	$226.7
As a % of reported net sales		30.2%	3.1%	12.4%	1.9%		31.0%	2.6%	11.3%	17.1%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets	$—	$12.4	$(0.3)	$(13.1)	$25.6	$—	$11.0	$—	$(13.9)	$24.7
Impairment charges	—	—	—	—	158.6	—	—	—	—	—
Restructuring charges and other termination benefits	—	—	—	—	3.7	—	—	—	—	0.3
Indirect RX business support costs*	—	2.9	0.3	—	2.8	—	2.1	(0.3)	(0.5)	3.0
Acquisition and integration-related charges and contingent consideration adjustments	—	1.5	(0.4)	(1.2)	3.1	—	1.6	—	(5.2)	6.8
Adjusted	$1,262.8	$398.6	$39.1	$142.1	$217.4	$1,328.2	$426.4	$34.3	$130.5	$261.5
As a % of reported net sales		31.6%	3.1%	11.3%	17.2%		32.1%	2.6%	9.8%	19.7%

*Includes certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, we do not believe such operational costs are representative of the future expenses of our continuing operations.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Six Months Ended					Six Months Ended
	July 3, 2021					June 27, 2020
Consumer Self-Care International	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$728.3	$335.6	$24.7	$287.5	$18.8	$703.8	$329.2	$23.8	$269.5	$35.6
As a % of reported net sales		46.1%	3.4%	39.5%	2.6%		46.8%	3.4%	38.3%	5.1%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets	$—	$34.3	$(0.9)	$(48.4)	$83.5	$—	$33.2	$(0.4)	$(44.4)	$78.0
Restructuring charges and other termination benefits	—	—	—	—	4.6	—	—	—	—	0.4
(Gain) loss on divestitures	—	—	—	—	—	—	—	—	(0.3)	0.3
Acquisition and integration-related charges and contingent consideration adjustments	—	—	—	—	—	—	—	—	—	(0.1)
Adjusted	$728.3	$369.9	$23.8	$239.1	$106.9	$703.8	$362.4	$23.4	$224.8	$114.2
As a % of reported net sales		50.8%	3.3%	32.8%	14.7%		51.5%	3.3%	31.9%	16.2%

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET SALES GROWTH - SELECTED SEGMENTS
(in millions)
(unaudited)

	Three Months Ended
	July 3, 2021	June 27, 2020	Total Change	FX Change	Constant Currency Change
Reported Net sales
Consolidated Continuing Operations	$981.1	$948.8	3.4%	(3.7)%	(0.3)%
CSCA	$622.3	$627.7	(0.9)%	(0.5)%	(1.4)%
CSCI	$358.8	$321.1	11.7%	(9.9)%	1.8%

Consolidated Continuing Operations	$981.1	$948.8
Less: Rosemont Pharmaceuticals business	—	(14.4)
Consolidated Continuing Operations net sales as so adjusted excluding divested businesses	$981.1	$934.4	5.0%	(3.8)%	1.2%
Less: Eastern European Brands Acquisition	(7.0)	—
Organic Consolidated Continuing Operations net sales as so adjusted	$974.1	$934.4	4.2%	(3.7)%	0.5%

CSCI	$358.8	$321.1
Less: Rosemont Pharmaceuticals business	—	(14.4)
CSCI net sales as so adjusted excluding divested businesses	$358.8	$306.7	17.0%	(10.4)%	6.6%
Less: Eastern European Brands Acquisition	(7.0)	—
Organic CSCI net sales as so adjusted	$351.8	$306.7	14.7%	(10.4)%	4.3%

TABLE III (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET SALES GROWTH - SELECTED SEGMENTS
(in millions)
(unaudited)
	Six Months Ended
	July 3, 2021	June 27, 2020	Total Change	FX Change	Constant Currency Change
Reported Net sales
Consolidated Continuing Operations	$1,991.1	$2,032.0	(2.0)%	(3.0)%	(5.0)%
CSCA	$1,262.8	$1,328.2	(4.9)%	(0.2)%	(5.1)%
CSCI	$728.3	$703.8	3.5%	(8.3)%	(4.8)%

Consolidated Continuing Operations	$1,991.1	$2,032.0	(2.0)%	(3.0)%	(5.0)%
Less: Rosemont Pharmaceuticals business	—	(28.7)
Consolidated Continuing Operations net sales as so adjusted excluding divested businesses	$1,991.1	$2,003.3	(0.6)%	(3.0)%	(3.6)%
Less: Dr. Fresh*	(25.1)	—
Less: Eastern European Brands Acquisition	(14.0)	—
Organic Consolidated Continuing Operations net sales as so adjusted	$1,952.0	$2,003.3	(2.6)%	(3.0)%	(5.6)%

CSCA	$1,262.8	$1,328.2	(4.9)%	(0.2)%	(5.1)%
Less: Dr. Fresh*	(23.8)	—
Organic CSCA net sales as so adjusted	$1,239.0	$1,328.2	(6.7)%	(0.2)%	(6.9)%

CSCI	$728.3	$703.8	3.5%	(8.3)%	(4.8)%
Less: Rosemont Pharmaceuticals business	—	(28.7)
CSCI net sales as so adjusted excluding divested businesses	$728.3	$675.1	7.9%	(8.6)%	(0.7)%
Less: Dr. Fresh*	(1.3)	—
Less: Eastern European Brands Acquisition	(14.0)	—
Organic CSCI net sales as so adjusted	$713.0	$675.1	5.6%	(8.6)%	(3.0)%

*Dr. Fresh acquisition comprises all oral self-care assets purchased from High Ridge Brands, including the brands Dr. Fresh®, REACH® and Firefly®.

TABLE III (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET SALES GROWTH - SELECTED SEGMENTS
(in millions)
(unaudited)

	Six Months Ended
	June 29, 2019	July 3, 2021	2019-2021 Change	2019-2021 CAGR
Reported Net sales
Consolidated Continuing Operations	$1,842.2	$1,991.1	$148.9	4.0%
Less: Animal Health	(41.9)	—
Less: Infant foods	(5.3)	—
Less: Canoderm prescription product	(7.0)	—
Less: Rosemont Pharmaceuticals business	(26.3)	—
Less: Ranir	—	(165.3)
Less: Dr. Fresh	—	(25.1)
Less: Eastern European Brands Acquisition	—	(15.0)
FX impact*	—	(28.2)
Consolidated Continuing Operations organic net sales as so adjusted - constant currency	$1,761.7	$1,757.5	$(4.2)	(0.1)%

Reported Net sales
CSCA	$1,163.9	$1,262.8	$98.9	4.2%
Less: Animal Health	(41.9)	—
Less: Infant foods	(5.3)	—
Less: Ranir	—	(124.4)
Less: Dr. Fresh	—	(23.8)
FX impact*	—	3.1
Organic net sales as so adjusted - constant currency	$1,116.7	$1,117.7	$1.0	—%

Reported Net sales
CSCI	$678.3	$728.3	$50.0	3.6%
Less: Canoderm prescription product	(7.0)	—
Less: Rosemont Pharmaceuticals business	(26.3)	—
Less: Ranir	—	(40.9)
Less: Dr. Fresh	—	(1.3)
Less: Eastern European Brands Acquisition	—	(15.0)
FX impact*	—	(31.3)
Organic net sales as so adjusted - constant currency	$645.0	$639.8	$(5.2)	(0.4)%

*Converted 2021 net sales in currencies other than USD at 2019 average FX rate for comparable presentation to 2019.

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED AND SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended
	July 3, 2021	June 27, 2020	Total Change
Consolidated Continuing Operations adjusted EPS	$0.50	$0.59	(15.3)%

Adjusted operating income
Consolidated Continuing Operations	$117.5	$131.6	(10.7)%

	Six Months Ended
	July 3, 2021	June 27, 2020	Total Change
Consolidated Continuing Operations adjusted EPS	$1.00	$1.26	(20.6)%